                               AGREEMENT OF LEASE

                                     between

                   ROUSE & ASSOCIATES-205 GREAT VALLEY PARKWAY

                                  ("LANDLORD")

                                       and

                              RAVISENT TECHNOLOGIES

                                   ("TENANT")

                                       for

                            205 Great Valley Parkway

                           Malvern, Pennsylvania 19355

                                 Lease Agreement

                            (Multi-Tenant Industrial)

INDEX
-----
                                     SECTION                                PAGE
                                     -------                                ----
1.  Summary of Terms and Certain Definitions................................. 1
2.  Premises ................................................................ 2
3.  Acceptance of Premises .................................................. 2
4.  Use; Compliance.......................................................... 2
5.  Term..................................................................... 2
6.  Minimum Annual Rent...................................................... 3
7.  Operation of Property; Payment of Expenses............................... 3
8.  Signs.................................................................... 4
9.  Alterations and Fixtures ................................................ 5
10. Mechanics' Liens ........................................................ 5
11. Landlord's Right of Entry ............................................... 5
12. Damage by Fire or Other Casualty ........................................ 5
13. Condemnation ............................................................ 6
14. Non-Abatement of Rent ................................................... 6
15. Indemnification of Landlord ............................................. 6
16. Waiver of Claims ........................................................ 6
17. Quiet Enjoyment ......................................................... 6
18. Assignment and Subletting ............................................... 6
19. Subordination; Mortgagee's Rights ....................................... 7
20. Recording; Tenant's Certificate ......................................... 7
21. Surrender; Abandoned Property ........................................... 8
22. Curing Tenant's Defaults ................................................ 8
23. Defaults - Remedies ..................................................... 8
24. Representations of Tenant ............................................... 9
25. Liability of Landlord.................................................... 9
26. Interpretation; Definitions .............................................10
27. Notices..................................................................10
28. Security Deposit.........................................................11
29. PA Additional Remedies...................................................R-1
30. Tenant Improvements......................................................R-2
31. Amendment to Article 3 Entitled "Acceptance of Premises".................R-3
32. Amendment to Article 4 Entitled "Use; Compliance"........................R-3
33. Amendment to Article 7 Entitled "Operation of Property;
    Payment of Expenses......................................................R-4
34. Amendment to Article 8 Entitled "Signs"..................................R-6
35. Amendment to Article 9 Entitled "Alterations and Fixtures"...............R-6
36. Amendment to Article 10 Entitled "Mechanics Liens".......................R-7
37. Amendment to Article 12 Entitled "Damage by Fire or Other Casualty"......R-7
38. Amendment to Article 13 Entitled "Condemnation"..........................R-7
39. Amendment to Article 15 Entitled "Indemnification of Landlord"...........R-7
40. Amendment to Article 18 Entitled "Assignment and Subletting".............R-7
41. Amendment to Article 9 Entitled "Subordination; Mortgagee's Rights"......R-8
42. Amendment to Article 20 Entitled "Tenant Certificate"....................R-8
43. Amendment to Article 23 Entitled "Defaults - Remedies"...................R-8
44. Amendment to Article 23 (f)..............................................R-8
45. Amendment to Article 25 Entitled "Liability of Landlord".................R-8
46. Landlord's Indemnification of Tenant.....................................R-9
47. Reimbursement Allowance..................................................R-9
48. Right of First Offer.....................................................R-9
49. Landlord's Default......................................................R-10

         THIS LEASE AGREEMENT is made by and between ROUSE & ASSOCIATES - 205 GREAT VALLEY PARKWAY, a Pennsylvania limited partnership ("LANDLORD") with its address at 65 Valley Stream Parkway, Suite 100, Malvern, Pennsylvania 19355 and RAVISENT TECHNOLOGIES a corporation organized under the laws of Pennsylvania ("TENANT") with its address at 205 Great Valley Parkway, Malvern, Pennsylvania 19355, and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1. SUMMARY OF TERMS AND CERTAIN DEFINITIONS.
   ----------------------------------------

      (a)    "PREMISES":            Rentable square feet:                47,027
             (Section 2)            Suite:        205

      (b)    "BUILDING":            Rentable square feet:               184,500
             (ss.2)                 Address:      205 Great Valley Parkway
                                                  Malvern, PA 19355

      (c)    "TERM":                Eighty-four (84) months.
             (ss.5)

             (i) "COMMENCEMENT DATE":    The earlier of substantial completion
                                         of Tenant improvements or June 1, 2000

            (ii) "EXPIRATION DATE":      See Section 5

      (d) Minimum Rent (ss.6) & Operating Expenses (ss.7)

             (i) "MINIMUM ANNUAL RENT"

 Year                       Annual                    Monthly
-----                       ------                    -------
   1                      658,378.00                  54,864.83
   2                      678,129.34                  56,510.78
   3                      698,350.95                  58,195.91
   4                      719,513.10                  59,959.43
   5                      741,145.52                  61,762.13
   6                      763,248.21                  63,604.02
   7                      786,291.44                  65,524.29

            (ii) Estimated "ANNUAL OPERATING EXPENSES: $362,578.17 (Three
                 Hundred Sixty Two Thousand Five Hundred Seventy Eight and 17/100 Dollars) Payable in a monthly installment of $30,214.85 (Thirty Thousand Two Hundred Fourteen and 85/100 Dollars), subject to adjustment (ss. 7(a)). The operating expenses include budgeted electric, trash removal, janitorial and maintenance and repairs.

      (e)    "PROPORTIONATE                       SHARE" 25.49%
             (ss.7(a)):

      (f)    "USE" (ss.4): General office purposes

      (g)    "SECURITY DEPOSIT" (ss.28):  None required. Tenant currently has
                                          $11,800.00 on account with Landlord,
                                          which will be transferred from 1 Great
                                          Valley Parkway.

      (h) CONTENTS:  This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:
                     Rider with Section 29-49.
                     Exhibits: "A" - Plan showing Premises    "C" - Building
                                                                    Rules
                               "B" - Commencement Certificate "D" - Estoppel
                                     Form                           Certificate
                                                                    Form
                               "E" - Cleaning Schedule

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from
   --------
Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS ").

3. ACCEPTANCE OF PREMISES. Tenant has examined and knows the condition of the
   ----------------------
Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4. USE; COMPLIANCE.
   ---------------

      (a) Permitted Use. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises nor for any use that would interfere with any other person's use of any portion of the Property outside of the Premises.

      (b) Compliance. Landlord represents that, as of the date of this lease, there is no action required with respect to the Premises or Common Areas under any laws (including Title III of the ADA), ordinances, notices, orders, rules, regulations and requirements applicable to the Premises or to the Common Areas. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

      (c) Environmental. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

      (d) Notice. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the Commencement Date and
   ----
shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "E".

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent
   -------------------
in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "lease year" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.    Operation of Property; Payment of Expenses.
      ------------------------------------------

      (a) Payment of Operating Expenses. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff, provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant's Proportionate Share of the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

      (b) Taxes and Other Impositions. Tenant shall pay prior to delinquency all levies, taxes (including sales taxes and gross receipt taxes), assessments, liens, license and permit fees, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing (the "IMPOSITIONS") upon or with respect to the Premises, or any improvements thereto, or directly upon this lease or the Rent (defined in Section 7(f)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein. Additionally, Tenant shall pay as aforesaid its Proportionate Share of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon all or part of the Property or upon the leases or rents relating to the Property.

           (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

           (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the Impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such Imposition allocable to Tenant, unless prohibited by law.

      (c) Insurance.

           (i) Property. Landlord shall keep in effect, and Tenant shall pay to Landlord its Proportionate Share of the cost of, insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

           (ii) Liability. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the

Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

           (iii) Waiver of Subrogation. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

           (iv) Increase of Premiums. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

      (d) Repairs and Maintenance; Common Areas; Building Management. Except as specifically otherwise provided in this Section (d). Tenant at its sole expense shall maintain the Premises in good order and condition, promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its Agents. All repairs made by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. When used in this Section (d), the term "repairs" shall include replacements and renewals when necessary.

           (i) Landlord, at its sole expense, shall make all necessary repairs to the footings, foundations, structural steel columns and girders forming a part of the Premises, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair.

           (ii) Landlord, at Tenant's sole expense, shall maintain and repair the HVAC systems appurtenant to the Premises.

           (iii) Landlord shall make all necessary repairs to the roof, exterior portions of the Premises and the Building, utility and communications lines, equipment and facilities in the Building, which serve more than one tenant, and to the Common Areas, the cost of which shall be an operating expense of which Tenant shall pay its Proportionate Share, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time. Operating expenses also shall include (A) all sums expended by Landlord for the supervision, maintenance, repair, replacement and operation of the Common Areas (including the costs of utility services), (B) any costs of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses and (C) a management and administrative fee applicable to the overall operation of the Property.

           (iv) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

      (e) Utility Charges. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

      (f) Net lease. Except for the obligations of Landlord expressly set forth herein, this lease is a "triple net lease" and Landlord shall receive the Minimum Annual Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant. The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid

8. Signs. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of
Landlord.   All signs installed by Tenant shall
be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9. ALTERATIONS AND FIXTURES.
   ------------------------

      (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

      (b) Except for non-structural changes which do not exceed $5,000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen
    ----------------
who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

11. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord and its Agents to
    -------------------------
enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12. DAMAGE BY FIRE OR OTHER CASUALTY.
    --------------------------------

      (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

      (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13. CONDEMNATION.
    ------------

      (a) Termination. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

      (b) Partial Taking. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

      (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord

      (d) Temporary Taking. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage
    ---------------------
by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. INDEMNIFICATION OF LANDLORD. Subject to Sections 7(c)(iii) and 16, Tenant
    ---------------------------
will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for
    ----------------
recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iv).

17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its
    ---------------
covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18. ASSIGNMENT AND SUBLETTING.
    -------------------------

      (a) Limitation. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

      (b) Offer to Landlord. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

      (c) Conditions. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

           (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

           (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

           (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

           (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested


19. SUBORDINATION; MORTGAGEE'S RIGHTS.
    ---------------------------------

     (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

      (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord

      (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20.  RECORDING;  TENANT'S  CERTIFICATE.  Tenant  shall not record  this  lease
     ---------------------------------
or a memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

      (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attaches as Exhibit "D" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

      (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21. SURRENDER; ABANDONED PROPERTY.
    -----------------------------

      (a) Subject to the terms of Sections 9(b),12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

      (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

      (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance
    ------------------------
of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23. DEFAULTS - REMEDIES.
    -------------------

      (a) Defaults. It shall be an event of default:

          (i)  If Tenant does not pay in full when due any and all Rent;

         (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

         (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business; or

         (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

      (b) Remedies. Then, and in any such event, Landlord shall have the following rights:

         (i) To charge a late payment fee equal to the greater of $ 100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

         (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

        (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

         (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

      (c) Grace Period. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

          (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in
Section 22 or in the event of any default enumerated in subsections (a)(iii) and
(iv) of this Section.

         (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period

         (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

         (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlords exercise of any available remedies.

      (d) Non-Waiver; Non-Exclusive. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlords right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

      (e) Costs and Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:
    -------------------------

      (a) The word "Tenant" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been teed in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

      (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporation or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide

Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "Landlord" as used herein includes the
    ---------------------
Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlords successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlords obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26. INTERPRETATION; DEFINITIONS.
    ---------------------------

      (a) Captions. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

      (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

      (c) Covenants. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

      (d) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

      (e) Severability; Governing Law. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

      (f) "Mortgage" and "Mortgagee." The word "mortgage" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest to or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgage by any representative or servicing agent of such mortgagee.

      (g) "Person." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

      (h) Proportionate Share. At any time or times, upon request of Landlord or of any tenant of the Building, the method for allocating Tenant's Proportionate Share of any Impositions, cost, charge, rent, expense or payment then or thereafter payable shall be redetermined by an independent qualified expert. The cost of such redetermination shall be borne by the tenants of the Building in the same proportion as that determined by such expert for reallocation of said relevant sum; except that if such redetermination is requested by a tenant, the cost thereof shall be borne entirely by such tenant if the proportionate share of said relevant sum allocable to such tenant as the result of such redetermination shall not vary by at least 5% from the amount which would have been allocable to such tenant in accordance with the percentage based on square foot area.

27. NOTICES. Any notice or other communications under this lease shall be in
    -------
writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit
    ----------------
with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

           IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.


                                        Landlord:

                                        ROUSE & ASSOCIATES-205 GREAT VALLEY
                                        PARKWAY

Date Signed: 3/8/00                     By:      Liberty Property Limited
                                                 Partnership,
                                                 Sole General Partner

                                        By:      Liberty Property Trust, Sole
                                                 General Partner

                                                 /s/ Leslie R. Price
                                                 ----------------------------
                                                 Leslie R. Price, Senior Vice
                                                 President

Date Signed: 3/7/00                    Tenant:
                                       RAVISENT TECHNOLOGIES





                                       By:       /s/ Frank Wilde
                                           ---------------------------
                                           Name:  Frank Wilde
                                           Title: Chief Executive Officer

                                       Attest: /s/ Lisa Coleman
                                              ------------------------------
                                              Name:   Lisa K. Coleman
                                              Title:  Associate General Counsel

                                   RIDER
                                   -----
 29. PA ADDITIONAL REMEDIES.
     ----------------------

         (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

         (b) If Tenant shall default in the payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs and an attorney's collection commission equal to the greater of 10% of all such sums or $1,000, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this lease and during any extended or renewal term of this lease and after the expiration of any extended or renewal term of this lease.

         (c) The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

         (d) TENANT KNOWINGLY AND EXPRESSLY waives (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER.

                                       Initials on behalf
                                       of Tenant: /s/ FW

30.      TENANT IMPROVEMENTS.
         -------------------

         (a) Completion by Tenant. The Premises shall be completed by Tenant and its contractor(s), at Tenant's sole expense, in accordance with plans to be submitted to Landlord for approval, whose approval shall not be unreasonably withheld, no later than fifteen days (15) prior to the commencement of any Tenant construction. Upon approval of said plans, Landlord shall consent to the alterations Tenant intends to make to the Premises in accordance with the Plans provided that Tenant complies with Sections 13 and 14 of this lease and the following conditions:

         (b) Conditions to Access: At least ten (10) days prior to commencement of construction, Tenant shall cause to be delivered to Landlord a certificate of insurance for each of Tenant's contractors evidencing adequate insurance coverage naming Landlord and Landlord's agent as additional insured. Without limiting any provision of this lease, prior to commencement of construction, Tenant shall cause to be delivered to Landlord a copy of a waiver of liens as duly executed by Tenant and all of Tenant's contractors and as filed in the Office of the Prothonotary for the county in which the Premises is located.

         (c) Completion Walk Through by Landlord: In addition to the right of Landlord and its Agents to inspect the Premises set forth in Section 11 of this lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises as completed by Tenant.

         (d) Warranties: The warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt.

         (e) Workmanship: All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws and Requirements. Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any authority in connection with Tenant's construction.

3.       Tenant Allowance.

         (a) Allowance Amount: Landlord agrees to credit Tenant with an allowance of Two Hundred Sixty Thousand Dollars ($260,000.00) (the "Tenant Allowance") towards improvements to the premises as outlined on the plans dated January 13, 2000 as prepared by Today's Systems Corporation, attached as Exhibit "A" , and specifications as prepared by the RC Company, attached as Exhibit "A-1" to include painting and carpeting entire premises. Landlord shall sprinkler entire premises and separate electric.

         (b) Method of Reimbursement: Landlord agrees to reimburse
Tenant, within thirty (30) days of being billed therefor, the Tenant Allowance; provided however that Tenant shall submit with its request for payment an itemized statement showing the general category of expenses for which it is seeking reimbursement, copies of receipts for all materials and supplies, and a calculation showing requests for payment made prior to that date, payments made on such requests.

         (c) Acceptance of Premises: Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord, except as to the work to be performed by Landlord pursuant to subsection (a) above. Tenant's occupancy of the Premises shall constitute acceptance of such work by Landlord.

31.      AMENDMENT TO ARTICLE 3 ENTITLED "ACCEPTANCE OF PREMISES".
         --------------------------------------------------------

         Article 3 is hereby amended by deleting the word "zoning" in the first line thereof, and inserting, in the second line, after the phrase "present uses" the following:

                   ", except as hereinafter provided,".

         Article 3 is further amended by adding at the end of the last sentence, the following clause:

                   ", which consent shall not be unreasonably withheld, conditioned or delayed. Landlord represents and warrants that it has received no notice that the Premises may not be lawfully used for the Use specified in
Article 1(f) above."

32.      AMENDMENT TO ARTICLE 4 ENTITLED "USE; COMPLIANCE".
         -------------------------------------------------

         Article 4 (b) is hereby amended by adding the following at the end of the subsection:

         "Except as provided above, Landlord shall comply at its sole expense (including making any alterations or improvements) with all Laws and Requirements regulating the Property, including but not limited to, those Laws and Requirements relating to or requiring the alteration or improvement of, the footings, foundations, structural steel columns and girders forming part of the Property (unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or its agents, or by reason of a change in the Laws and Requirements subsequent to the date of this Lease). "

          Article 4 (c) is hereby amended by adding the following at the end of such subsection:

         "Landlord represents and warrants that, to the best of its knowledge, there are not any hazardous substances, hazardous wastes or other materials regulated under any local, state or federal rules, laws, ordinances, statutes or regulations ("environmental laws") on or under the Property, except such as under the environmental laws do not need to be remediated, that the Property, including the Premises is not in violation of any environmental laws and that there are not any underground storage tanks located on the Property."

          Article 4 (d) is hereby amended by adding the following in the second line after the phrase "Restricted Activities"

          ", which Restricted Activities affect or are reasonably likely to affect the Premises or Property".

33.AMENDMENT TO ARTICLE 7 ENTITLED "OPERATION OF PROPERTY; PAYMENT OF EXPENSES".
   ----------------------------------------------------------------------------

          Article 7 (a) is hereby amended by inserting in the seventh line, after the word "Landlord" , the phrase "in Landlord's reasonable judgment".

          Article 7 (b) is hereby modified by adding the following at the end of the first paragraph thereof: "Notwithstanding the foregoing, if Landlord receives a refund for Impositions with respect to which Tenant has contributed its proportionate share, Landlord shall remit to Tenant its proportionate share of such refund. "

          Article 7 (d) is hereby amended by inserting on the second line, before the word "use" and on the same line before the word "act" the phrase "negligent or improper".

          Article 7 (h) is hereby added to Article 7 to provide as follows

          "(h) ITEMS EXCLUDED FROM ANNUAL OPERATING EXPENSES

          Notwithstanding anything contained in this lease to the contrary, Annual Operating Expenses shall not include:

          (i) Sums expended for obligations or liabilities incurred in connection with the initial or additional construction or reconstruction of the Building or other construction costs or matters which are covered by proceeds of insurance;

          (ii) Condemnation costs or uninsured legal claims against the Landlord;

          (iii) The cost of any repair, replacement, or other item which is capitalized (except for "Included Capital Items" as hereinafter defined);

          (iv) Any charge for depreciation, debt service, interest, or rents paid or incurred by Landlord (other than related to Included Capital Items);

         (v) Wages, fees, or other benefits paid to executive or supervisory personnel (but not maintenance personnel);

         (vi) Leasing commissions and other expenses associated with leasing space in the Building or enforcing the leases of other tenants;

         (vii) Costs and expenses associated with the clean-up of any condition hazardous to the health or environment (provided, however, that Tenant shall not be relieved of its responsibilities pursuant to Section 4(c) of this lease);

         (viii) Costs reimbursed or reimbursable through insurance proceeds to repair or replace damage by fire or other insured casualty;

         (ix)   Any costs reimbursable under contractor warranties;

         (x) Legal fees relating to preparation of tenant leases, financing of the Building, and violations by the Landlord or any tenant under tenant leases;

         (xi) Fees and charges paid to any party affiliated with Landlord to the extent such fees or charges exceed the fees or charges that would have been incurred to an independent entity in an arm's length transaction;

         (xii)  Cost of original art work;

         (xiii) Rent for space occupied by a management office or other Building facilities. (provided, however, Tenant shall be obligated to pay its Proportionate Share of charges applicable to the Building for space occupied by personnel maintaining the Building, whether such space is located in the Building or in another building in the project);

         (xiv) Cost of furnishing any additional or special service to any tenant, if such service is not also available to Tenant;

         (xv) The cost of any personnel, materials, or services shared by the Building and any other buildings owned and operated by Landlord, to the extent allocable to such other buildings;

         (xvi) Costs of upgrading the common areas of the Building; and

         (xvii) The cost of any fine for Landlord's failure to comply with any applicable laws, unless caused by Tenant.

         The term "Included Capital Items" shall mean Tenant's pro rata share of capital improvements which Landlord shall install or construct in compliance with governmental requirements enacted after the date of this lease or as energy-saving devices which are intended to reduce other items of operating expenses. Such pro rata share of capital items shall be determined as if such capital improvement had a useful life of ten years and Tenant shall only be required to pay for the portion of the useful life of the capital improvement which falls within the term or any extended term of this lease. Tenant shall thus make payments in equal annual installments for such capital improvements, each annual payment to be equal to

         Tenant's share of one-tenth of the cost of the capital improvement, including any interest or finance charges thereon until the term or any renewal thereof shall expire or until the cost of the improvement has been fully amortized pursuant to this provision, whichever shall first occur; such payment shall be computed by Landlord at the time of installation of the capital improvement in the same manner as Landlord makes computations of Tenant's share of annual operating expenses pursuant to Paragraph 7 (a) above. "

         Article 7(i) is hereby added to Article 7 to provide as follows:

          "(i) Tenant's Right to Audit Operating Expenses.

         In addition, Tenant shall have the right, within ninety (90) days after receipt of a bill from Landlord for additional operating expenses for any calendar year period, to obtain an audit by an independent certified public accountant (selected by Tenant with Landlord's written consent, which shall not be withheld unreasonably) to determine the accuracy of Landlord's certification of the amount of operating expenses charged Tenant. If it is determined that Tenant's liability for operating expenses for such calendar year is less that ninety-five percent (95%) of that amount which Landlord previously certified to Tenant for such calendar year, Landlord shall pay to Tenant the cost of such audit, and regardless of such percentage shall refund promptly to Tenant the amount of the additional rent paid by Tenant for such calendar year which exceeds the amount for which Tenant actually is liable, as determined following such audit and interest at the rate of ten (10%) percent per annum from the date of any overpayment by Tenant. Except as set forth above, Tenant shall bear the total cost of any such audit."

34.      AMENDMENT TO ARTICLE 8 ENTITLED "SIGNS".
         ---------------------------------------

         Article 8 is amended by adding the following sentence:

         "Landlord agrees to display Tenant's name on the exterior door in vinyl lettering".

35.      AMENDMENT TO ARTICLE 9 ENTITLED "ALTERATIONS AND FIXTURES".
         ----------------------------------------------------------

         Article 9 (b) is hereby amended to insert in the second line after the word "consent" the following:

         ", which consent shall not be unreasonably withheld or delayed".

         In addition, in the same line, before the word "costs" the word "reasonable" is inserted.

36.       AMENDMENT TO ARTICLE 10 ENTITLED "MECHANICS LIENS".
          --------------------------------------------------

          Article 10 is hereby amended by deleting the fourth line thereof, and substituting the following:

          "Tenant shall within five (S) days bond against the same, or proceed with due diligence to discharge the same within one hundred twenty (120) days, each such time period being measured from the date when Tenant has notice that the lien or claim is filed regardless of the"

37.      AMENDMENT TO ARTICLE 12 ENTITLED "DAMAGE BY FIRE OR OTHER CASUALTY".
         -------------------------------------------------------------------

          Article 12 (a) is hereby amended by deleting the word " if" in the fifth line and inserting in its place the phrase "as to whether" and by changing 180 days to 270 days.

          The second sentence beginning on the fourth line of Article 12 (a) is further amended by ending the sentence after the word "complete" on the fifth line, and deleting the rest of the sentence up through the word "notice" on the seventh line.

          The following is inserted as the third sentence in Article 12 (a):

          "If Landlord's notice provides that Landlord anticipates that the restoration will take more than 270 days to complete, or if such restoration has not been completed within 270 days, then either Landlord or Tenant may terminate this lease effective as of the date of the casualty by giving written notice to the other within ten days after Landlord's notice, or the expiration of the 270 day period as the case may be.

38.      AMENDMENT TO ARTICLE 13 ENTITLED "CONDEMNATION".
         ------------------------------------------------

          Article 13 (b) is hereby amended by inserting the phrase "and annual operating expenses" after the phrase "minimum annual rent" in the fifth line.

39.      AMENDMENT TO ARTICLE 15 ENTITLED "INDEMNIFICATION OF LANDLORD".
         --------------------------------------------------------------

         Insert the word "negligence" in line 4, before the word "act" .

40.      AMENDMENT TO ARTICLE 18 ENTITLED "ASSIGNMENT AND SUBLETTING".
         ------------------------------------------------------------

          Article 18 (a) is hereby amended by inserting in the third and fifth lines after the word "affiliate" the phrase "or corporate successor".

          Article 18 (c) (iii) is amended by inserting the word "reasonably" in the first line after the word " substance".

41.      AMENDMENT TO ARTICLE 19 ENTITLED "SUBORDINATION; MORTGAGEE'S RIGHTS".
         --------------------------------------------------------------------

         Article 19 (a) is amended by changing (10) days in the second line to
(15) days.

         A new third sentence is inserted in Article 19 (a) to provide as follows:

          "Landlord agrees to request a non-disturbance agreement from any such mortgagee in form and substance reasonably satisfactory to Tenant".

42.      AMENDMENT TO ARTICLE 20 ENTITLED "TENANT CERTIFICATE".
         -----------------------------------------------------

          In the second line, after the word, "Landlord's" the word " or Tenant's" is hereby inserted. At the beginning of clause (a), the words "Landlord or" are inserted and the phrase "delivered to Landlord" is amended to state "deliver to the requested party" .

43.      AMENDMENT TO ARTICLE 23 ENTITLED "DEFAULTS - REMEDIES".
         ------------------------------------------------------

         In Article 23 (d), in the second line, after the phrase "losing party", the word "reasonable" is inserted.

44.      AMENDMENT TO ARTICLE 23 (F).
         ---------------------------

         Article 23 (f) is hereby amended to provide as follows:

          "(f) LANDLORD'S DUTY TO MITIGATE DAMAGES

          In the event that Tenant defaults under any of its obligations under this lease resulting in Tenant no longer occupying the Premises, Landlord shall use reasonable efforts to relet the Premises. However, Landlord shall have no obligation to relet the Premises in preference to other space which may then be available for rental in the Building or in other buildings owned by Landlord or its affiliates. If Landlord is successful in reletting the Premises, Tenant shall be entitled to a credit in mitigation of Landlord's damages in the amount of all income received by Landlord pursuant to such reletting and attributable to the term of this lease, after Landlord has first recovered from such income the costs of such reletting (e.g., real estate brokerage commissions and the cost of altering the Premises for the substitute tenant).

45.      AMENDMENT TO ARTICLE 25 ENTITLED "LIABILITY OF LANDLORD".
         --------------------------------------------------------

          In the fourth line, after the word "obligations" the phrase "or causes of action" is inserted.

46.      LANDLORD'S INDEMNIFICATION OF TENANT.
         ------------------------------------

         Subject to Sections 7 (c)(iii) and 16, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises occasioned wholly or in part by the negligence of Landlord or it Agents, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section shall survive the expiration or termination of this Lease.

47.      REIMBURSEMENT ALLOWANCE.
         -----------------------

         Landlord shall reimburse Tenant the amount of $330,000.00 to compensate for moving and construction costs associated with Great Valley Parkway, which Landlord shall pay to Tenant within one (1) week after Tenant vacates the entire premises at 1 Great Valley Parkway.

48.      RIGHT OF FIRST OFFER.
         --------------------

         Additional Contiguous Space. When the 39,889 square foot contiguous space to the Premises, shown as "Additional Space" on Exhibit "F" (the "Additional Space"), becomes vacant, and provided that Landlord has not given Tenant notice of default more than two (2) times during the immediately preceding twelve (12) months, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right of first offer to lease all of the Additional Space, subject to the following:

         (a) Landlord shall notify Tenant when the Additional Space becomes vacant and Tenant shall have seven (7) days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have 30 days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Additional Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Additional Space.

         (b) If Tenant does not notify Landlord within such 7 days of its interest in leasing the Additional Space or if Tenant does not execute such amendment or lease within such 30 days, if applicable, then this right of first offer to lease the Additional Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of the Additional Space to any other party at any time on any terms and conditions acceptable to Landlord.

         (c) This right of first offer to lease the Additional Space is a one-time right if and when the Additional Space first becomes available, is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

49.      LANDLORD'S DEFAULT.
         ------------------

    If Landlord shall be in default in the performance of any of its obligations hereunder, which remains uncured past the applicable cure period given herein, then Tenant, without any obligation to do so, may elect to cure such default on behalf of Landlord after giving at least thirty days prior written notice (except in the case of emergency) to Landlord. If the default is of a nature that may take longer than 30 days to cure, then provided Landlord undertakes the cure within the thirty day period, and continues in good faith to diligently prosecute such cure, then the cure period shall be extended for such time as may be reasonably necessary to cure such default. Landlord shall reimburse Tenant upon demand for any sums paid or costs incurred by Tenant in curing such default, including interest thereon from the respective dates of Tenant's incurring such costs. However, under no circumstances is Tenant permitted to set off any such amounts against the rent and other lease charges coming due under this Lease, or to withhold rent or any other lease charges.